UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2005

Commission File No. 0-11682

S & K FAMOUS BRANDS, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-0845694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11100 West Broad Street, P. O. Box 31800, Richmond, Virginia 23294-1800

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 346-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 16, 2005, the Company issued a press release which included its results of operations for the fourth quarter and fiscal year ended January 29, 2005. The information contained in the press release, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Karen L. Newman, a director of the Company and a member of the Audit and Nominating/ Governance Committees, has notified the Company that she does not intend to stand for re-election at the Company’s next annual meeting of shareholders expected to be held in July 2005. Ms. Newman has advised the Company that her request not to stand for re-election is due to her relocation to Colorado and not due to any disagreement with the Company regarding any matter.

Item 8.01 Other Events

On March 16, 2005, the Company filed with the Securities and Exchange Commission a Certification and Notice of Termination of Registration on Form 15 with respect to the Company’s common stock. As a result, the Company’s periodic reporting obligations under the Securities Exchange Act of 1934 were immediately suspended and the Company’s shares have ceased to be listed on the Nasdaq National Market.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99.1 Press release of S&K Famous Brands, Inc. dated March 16, 2005 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S & K FAMOUS BRANDS, INC.
(Registrant)

Date: March 17, 2005	/s/ Robert E. Knowles
Robert E. Knowles
Executive Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)

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Index to Exhibits

Exhibit Number	Description
99.1	Press Release of S&K Famous Brands, Inc., dated March 16, 2005 (filed herewith).

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